SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report — November 4, 2003
(Date of Earliest Event Reported)

WICKES INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-14967

Delaware (State of Incorporation)	36-3554758 (I.R.S. Employer
Identification No.)

706 North Deerpath Drive, Vernon Hills, Illinois (Address of principal	60061 (Zip Code)
executive offices)

Registrant’s telephone number, including area code: (847) 367-3400

SIGNATURES
EXHIBIT INDEX
Press Release dated 11/4/03

Item 7. Financial Statements and Exhibits.

     (c) Exhibits

Exhibit Number	Description of Exhibit

99.1*	Offering Memorandum dated November 4, 2003.

99.2	Press Release of the Company dated November 4, 2003 relating to the exchange offer referred to in Item 9.

*	Filed as Exhibit T3E-1 to the Company’s Application for Qualification of Indenture Under the Trust Indenture Act of 1939 on Form T-3, filed on November 4, 2003 and incorporated herein by reference.

Item 9. Regulation FD Disclosure

     On November 4, 2003, Wickes Inc., pursuant to the Offering Memorandum incorporated herein by reference as Exhibit 99.1, commenced an offer to exchange cash and new 10% Convertible Notes due 2007 or 10% Convertible Notes due 2007 for all of its outstanding $21,123,000 principal amount of its 11 5/8% Senior Subordinated Notes due 2003. For each $1,000 principal amount of existing notes tendered, a holder may elect to receive either (i) $500 in cash and $250 principal amount of new notes or (ii) $1,000 principal amount of new notes.

     The Offering Memorandum contains certain information not previously disclosed, including without limitation, (i) a discussion of the company’s liquidity crisis and the results of management’s analysis of the orderly liquidation value of the company’s assets and the forced liquidation value of the company’s assets estimated by independent appraisal firms and (ii) a discussion of certain risk factors relating primarily to the company’s current financial condition and possible consequences thereof.

     The information in this report, including Exhibit 99.1, is furnished pursuant to Item 9 of this Current Report on Form 8-K.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WICKES INC.

Date: November 4, 2003	By:	/s/ James A. Hopwood James A. Hopwood
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1*	Offering Memorandum dated November 4, 2003.

99.2	Press Release of the Company dated November 4, 2003 relating to the exchange offer referred to in Item 9.

*	Filed as Exhibit T3E-1 to the Company’s Application for Qualification of Indenture Under the Trust Indenture Act of 1939 on Form T-3, filed on November 4, 2003 and incorporated herein by reference.